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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of HDFC Bank Limited on Form F-3 of our report dated November 25, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs on general purpose financial statements and convenience translations), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial and Other Data" in the "Prospectus Summary", "Selected Financial and Other Data" and "Experts" in such Prospectus.

                                          /s/ Deloitte Haskins & Sells

Mumbai, India

December 7, 2004